UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2010

OCM HOLDCO, LLC

(Exact name of registrant as specified in its charter)

Delaware	0-52042	20-3673772
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

333 South Grand Avenue 28th Floor Los Angeles, California	90071
(State or other jurisdiction	(Zip Code)
of incorporation)

(213) 830-6300

Registrant’s Telephone Number, including area code:

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                                             Other Events.

On March 3, 2010, Cannery Casino Resorts, LLC (“CCR”), an unconsolidated investee of OCM HoldCo, LLC (the “Company”), entered into Amendment No. 1 to the First Lien Credit Agreement, dated March 3, 2010, by and among CCR, Washington Trotting Association, Inc. (a subsidiary of CCR), Bank of America, N.A. (“Bank of America”), as Administrative Agent, Collateral Agent, Swing Line Lender and L/C Issuer, and the lenders from time to time party thereto (the “Amendment”), which amends that certain First Lien Credit Agreement, dated as of May 18, 2007, by and among CCR, Bank of America, as Administrative Agent, Collateral Agent, Swing Line Lender and L/C Issuer, the lenders from time to time party thereto, and the other parties thereto (the “First Lien Credit Agreement”).  Pursuant to the Amendment, among other matters, (i) the interest rate margins applicable to term loans and revolving loans under the First Lien Credit Agreement have been fixed at 4.25% for Eurodollar rate loans and 3.25% for base rate loans, in lieu of a range dependent upon the borrowers’ consolidated leverage ratio; (ii) the maximum amount of revolving loans has been permanently reduced from $110 million to $70 million; (iii) the consolidated leverage ratio that the borrowers are required to maintain as of each quarter end date through the remaining term of the First Lien Credit Agreement has been adjusted; and (iv) the borrowers will be permitted to transfer a portion of Pennsylvania real property where The Meadows Racetrack and Casino is located, which is mortgaged under the First Lien Credit Agreement, for construction of a hotel.  In addition to these matters, other covenants and provisions of the First Lien Credit Agreement that are affected by the Amendment include covenants requiring maintenance of minimum consolidated EBITDA, compliance with cash management procedures and application of the proceeds of certain transactions, including the issuance of securities, to repay the outstanding indebtedness under the First Lien Credit Agreement.

On March 3, 2010, in connection with the Amendment described above and the issuance of the Series C Preferred Units described below, the members of CCR entered into CCR’s Third Amended and Restated Operating Agreement (the “Revised Operating Agreement”).  Among other matters, the Revised Operating Agreement creates a new series of preferred securities of CCR designated as the “Series C Preferred Units”.  The Series C Preferred Units (i) are generally non-voting subject to certain limited consent rights, (ii) are required to be redeemed by CCR in certain circumstances, including, without limitation, the repayment of CCR’s credit facilities and/or certain sale transactions, and (iii) may be redeemed at CCR’s option at any time subject to compliance with CCR’s credit facilities.

On March 3, 2010, in accordance with the terms and conditions of that certain Series C Preferred Purchase Agreement (the “Purchase Agreement”), by and among Crown Limited, an Australian company (“Parent”), Crown CCR Group Investments One, LLC, a Delaware limited liability company and a subsidiary of Parent (“Crown One”), Crown CCR Group Investments Two, LLC, a Delaware limited liability company and a subsidiary of Parent (“Crown Two”), Millennium Gaming, Inc., a Nevada corporation (“Millennium”), and OCM AcquisitionCo, LLC, a Delaware limited liability company and a subsidiary of the Company (“AcquisitionCo”), and CCR, CCR sold: to (i) Crown One and Crown Two, collectively 18,375 Series C Preferred Units; (ii) Millennium, 10,000 Series C Preferred Units; and (iii) AcquisitionCo, 46,625 Series C Preferred Units.  The rights, preferences and privileges of the Series C Preferred Units are set forth in the Revised Operating Agreement.

The foregoing summaries of the Amendment, the Revised Operating Agreement and the Purchase Agreement do not purport to be complete and are qualified in their entirety by reference to the Amendment, the Revised Operating Agreement and the Purchase Agreement, copies of which are filed as Exhibit 10.34, Exhibit 10.35 and Exhibit 10.36, respectively, to this Current Report on Form 8-K.

Item 9.01                                             Financial Statement and Exhibits.

(d)                                 Exhibits.

10.34                     Amendment No. 1 to the First Lien Credit Agreement, dated March 3, 2010, by and among Cannery Casino Resorts, LLC, Washington Trotting Association, Inc., Bank of America, N.A., as Administrative Agent, Collateral Agent, Swing Line Lender and L/C Issuer, and the lenders from time to time party thereto.

10.35                     Third Amended and Restated Operating Agreement of Cannery Casino Resorts, LLC, dated March 3, 2010.

10.36                     Series C Preferred Purchase Agreement by and among Crown Limited, Crown CCR Group Investments One, LLC, Crown CCR Group Investments Two, LLC, Millennium Gaming, Inc., OCM AcquisitionCo, LLC and Cannery Casino Resorts, LLC, dated March 3, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OCM HoldCo, LLC

Date: March 9, 2010	By:	/s/ Stephen A. Kaplan
Stephen A. Kaplan
Manager

Date: March 9, 2010	By:	/s/ Ronald N. Beck
Ronald N. Beck
Manager

EXHIBIT INDEX

10.34                     Amendment No. 1 to the First Lien Credit Agreement, dated March 3, 2010, by and among Cannery Casino Resorts, LLC, Washington Trotting Association, Inc., Bank of America, N.A., as Administrative Agent, Collateral Agent, Swing Line Lender and L/C Issuer, and the lenders from time to time party thereto.

10.35                     Third Amended and Restated Operating Agreement of Cannery Casino Resorts, LLC, dated March 3, 2010.

10.36                     Series C Preferred Purchase Agreement by and among Crown Limited, Crown CCR Group Investments One, LLC, Crown CCR Group Investments Two, LLC, Millennium Gaming, Inc., OCM AcquisitionCo, LLC and Cannery Casino Resorts, LLC, dated March 3, 2010.